Exhibit 99.1

Press Release

Contacts:	Roger G. Stoll, Ph.D.	Jane Lin/Dian Griesel, Ph.D.
	Chairman, President and CEO	The Investor Relations Group
	Cortex Pharmaceuticals, Inc.	(212) 825-3210
(949) 727-3157

Cortex Reports Operating Results

IRVINE, CA (February 12, 2004) — Cortex Pharmaceuticals, Inc. (AMEX: COR) reported net income of $512,000 ($0.02 per share) for the quarter ended December 31, 2003. This compares with a net loss of $276,000 ($0.02 per share) for the corresponding prior year period. For the six month period ended December 31, 2003, Cortex reported a net loss of $3,806,000 ($0.20 per share). This compares with a net loss of $950,000 ($0.06 per share) for the corresponding prior year period.

Revenues for the quarter and six-month period ended December 31, 2003 reflect the $2,000,000 milestone payment received from Organon at the end of December, as previously reported. As provided in the related agreement, Organon paid Cortex the milestone in order to retain its rights to Cortex’s AMPAKINE® technology in the field of depression.

Excluding non-cash stock compensation charges, operating expenses for the quarter and six-month period ended December 31, 2003 increased relative to costs for the corresponding prior year periods primarily due to preclinical expenses to advance the second generation AMPAKINE compound, CX717.

“During the quarter we continued our required toxicology studies for CX717, as we progress toward our plan to enter human testing with this molecule during the second quarter of the calendar year,” said Roger Stoll, President and CEO of Cortex.

“In early January we announced a $19 million private placement of our common stock and warrants. The proceeds from this financing will allow us to significantly accelerate the development of CX717, as well as other AMPAKINE compounds,” continued Dr. Stoll.

The Company also recorded non-cash charges in its results for the quarter ended September 30, 2003 related to common stock warrants issued in connection with the Company’s August 2003 private placement. The non-cash charges are required by EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock.” The non-cash charges had no impact on the Company’s working capital or its liquidity.

As is customary for private placement transactions, the Company had an obligation to register for resale the shares underlying the warrants under the Securities Act of 1933. In accordance with EITF 00-19, the value of the warrants is recorded as a liability until such registration statement is effective. The increase in market value of the Company’s common stock from the closing of its financing on August 21, 2003 to September 30, 2003 resulted in non-cash charges to reflect the increase in Black-Scholes value of the warrants between those two dates. As a result, the Company incurred an increase in liabilities and additional non-cash charges as of September 30, 2003.

With the non-cash charges of $3,844,000 for the increased Black-Scholes value of the warrants, the Company’s net loss for the quarter ended September 30, 2003 increased from $475,000 ($0.03 per share), as previously reported, to $4,319,000 ($0.24 per share), as adjusted.

The Company again re-measured the fair value of the warrants on December 8, 2003, the date that the registration statement filed for the shares underlying the warrants was declared effective by the Securities and Exchange Commission, as required by EITF 00-19. This re-measurement resulted in a reversal of $367,000 of the non-cash charges recorded as of September 30, 2003. During the quarter ended December 31, 2003, when the related registration statement was declared effective, the fair value of the warrants was reclassified to equity, evidencing the non-impact of these adjustments to the Company’s financial position or its business operations.

Cortex Pharmaceuticals, Inc.

Cortex, located in Irvine, California, is a neuroscience company focused on novel drug therapies for neurological and psychiatric disorders. The Company is pioneering a class of proprietary pharmaceuticals called AMPAKINE compounds, which act to increase the strength of signals at connections between brain cells. The loss of these connections is thought to be responsible for memory and behavior problems in Alzheimer’s disease. Many psychiatric diseases, including schizophrenia, occur as a result of imbalances in the brain’s neurotransmitter system. These imbalances may be improved by using the AMPAKINE technology. Cortex has alliances with N.V. Organon for the treatment of schizophrenia and depression and with Les Laboratoires Servier for the development of AMPAKINE compounds to treat the neurodegenerative effects associated with aging and disease, including Mild Cognitive Impairment, Alzheimer’s disease and anxiety disorders. Cortex is currently developing CX717, a second generation AMPAKINE compound, for the Alzheimer’s disease and Mild Cognitive Impairment indications.

Forward-Looking Statement

Note — This press release contains forward-looking statements concerning the Company’s research and development activities, clinical trials and business development plans. Actual results may differ materially, depending on a number of risk factors, including the risks that the agreements with Organon and Servier will not result in any commercial products or that any additional milestone payments will be earned by the Company; that the Company may be unable to arrive at additional corporate partnerships with other pharmaceutical companies on acceptable terms and therefore be required to independently fund clinical development of AMPAKINE compounds through the sale of additional equity securities or otherwise; that the Company’s proposed products may at any time be found to be unsafe or ineffective for any or all of their proposed indications; that competitors may challenge or design around the Company’s patents or develop competing technologies; and that clinical studies may at any point be suspended or take substantially longer than anticipated to complete. As discussed in the Company’s Securities and Exchange Commission filings, the Company’s proposed products will require additional research, lengthy and costly clinical testing and regulatory approval. AMPAKINE compounds are investigational drugs and have not yet been shown to have efficacy in the treatment of any disease.

(tables follow)

Cortex Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2003	2002	2003	2002
Operating revenues	$3,256	$1,381	$4,594	$2,504
Operating expenses:
Research and development	1,837	835	2,870	1,949
General and administrative	695	815	1,155	1,444
Non-cash stock compensation charges	566	11	889	72

Total operating expenses	3,098	1,661	4,914	3,465

Income (loss) from operations	158	(280)	(320)	(961)
Interest income, net	9	4	13	11
Change in fair value of common stock warrants	345	—	(3,499)	—

Net income (loss)	$512	$(276)	$(3,806)	$(950)

Income (loss) per share:
Basic and diluted	$0.02	$(0.02)	$(0.20)	$(0.06)
Shares used in computing per share amounts
Basic	20,640	16,854	19,480	16,852
Diluted	23,909	16,854	19,480	16,852

Cortex Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

	December 31, 2003 (Unaudited)	June 30, 2003
Assets:
Cash and cash equivalents	$4,847	$1,125
Marketable securities	399	—
Restricted cash	3	84
Accounts receivable	678	428
Other current assets	319	211

	6,246	1,848
Furniture, equipment and leasehold improvements, net	249	298
Other assets	33	33

Total assets	$6,528	$2,179

Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued expenses	$1,887	$1,335
Unearned revenue — current	412	2,017
Unearned revenue — non-current	378	247
Stockholders’ equity (deficit)	3,851	(1,420)

Total liabilities and stockholders’ equity (deficit)	$6,528	$2,179

Cortex Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,
	2003, As Previously Reported	2003, As Adjusted
Research, license and grant revenues	$1,337	$1,337
Operating expenses:
Research and development	1,033	1,033
General and administrative	460	460
Non-cash, stock compensation charges	323	323

Total operating expenses	1,816	1,816

Loss from operations	(479)	(479)
Interest income, net	4	4
Increase in fair value of common stock warrants	—	(3,844)

Net loss	$(475)	$(4,319)

Net loss per share, basic and diluted	$(0.03)	$(0.24)

Shares used in computing per share amounts Basic and diluted	18,321	18,321

Cortex Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2003, As Previously Reported (Unaudited)	September 30, 2003, As Adjusted (Unaudited)	June 30, 2003
Assets:
Cash and cash equivalents	$4,469	$4,469	$1,125
Marketable securities	200	200	—
Restricted cash	40	40	84
Accounts receivable	94	94	428
Other current assets	98	98	211

	4,901	4,901	1,848
Furniture, equipment and leasehold improvements, net	276	276	298
Capitalized financing costs	—	634	—
Other assets	33	33	33

Total assets	$5,210	$5,844	$2,179

Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued expenses	$1,174	$1,174	$1,335
Unearned revenue — current	988	988	2,017
Unearned revenue — non-current	—	—	247
Common stock warrants	—	8,833	—
Stockholders’ equity (deficit)	3,048	(5,151)	(1,420)

Total liabilities and stockholders’ equity (deficit)	$5,210	$5,844	$2,179

More information at www.cortexpharm.com

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